Exhibit 10.12

NEXTNAV INC.

2021 OMNIBUS INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

COVER SHEET

NextNav Inc., a Delaware corporation (the “Company”), hereby grants an option (the “Option”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth below. Additional terms and conditions of the Option are set forth on this cover sheet and in the attached Nonqualified Stock Option Agreement (together, the “Agreement”) and in the NextNav Inc. 2021 Omnibus Incentive Plan (as it has been or may be amended and/or restated from time to time, the “Plan”).

Grant Date:

Name of Grantee:

Number of Shares of Stock Covered by the Option:

Option Price per Share:

Vesting Commencement Date:

Vesting Schedule:

By your electronic acknowledgement of this Agreement, you agree to all of the terms and conditions described in the Agreement and in the Plan (a copy of which has been made available to you and will be provided on request). You acknowledge that you have carefully reviewed the Plan and agree that the Plan shall control in the event any provision of this Agreement should appear to be inconsistent with the Plan.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)

Name:

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

NEXTNAV INC.

2021 OMNIBUS INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Nonqualified Stock Option

This Agreement evidences an award of an Option exercisable for that number of shares of Stock set forth on the cover sheet and subject to the terms and conditions set forth in the Agreement and the Plan. This Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Vesting

This Option is exercisable only before it expires and then only with respect to the vested portion of the Option.

This Option will vest in accordance with the vesting schedule set forth on the cover sheet of this Agreement, so long as you continue in Service on each applicable vesting date. Any resulting fractional shares will be rounded to the nearest whole share and shall be rounded up or down as necessary as of the last applicable vesting date; provided, in all cases, you cannot vest in more than the number of shares of Stock covered by this Option.

Notwithstanding the vesting schedule set forth on the cover sheet of this Agreement, the unvested portion of the Option will become one hundred percent (100%) vested upon your termination of Service due to your death or Disability. No additional portions of the Option will vest after your Service has terminated for any reason.

Leaves of Absence

For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting or when continued Service crediting is required by Applicable Laws. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

Your employer may determine, in its discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan. Notwithstanding the foregoing, the Board may determine, in its discretion, that a leave counts for this purpose even if your employer does not agree.

Expiration / Term

Notwithstanding anything in this Agreement to the contrary, your Option will expire in any event at the close of business at Company headquarters on the day before the tenth (10th) anniversary of the Grant Date, as shown on the cover sheet. Your Option will expire earlier if your Service terminates, as described below, or may expire earlier if a Change in Control occurs.

Any Termination – Forfeiture of Unvested Options

Unless the termination of your Service triggers accelerated vesting or other treatment of your Option pursuant to the terms of this Agreement, the Plan, a written employment or other written compensatory agreement between you and the Company or an Affiliate, or a written compensatory program or policy of the Company or an Affiliate otherwise applicable to you, you will immediately and automatically forfeit to the Company the unvested portion of the Option in the event your Service terminates for any reason.

Regular Termination

If your Service terminates for any reason, other than death, Disability, or Cause, then the vested portion of your Option will expire at the close of business at Company headquarters on the ninetieth (90th) day after your termination date.

Death

If your Service terminates because of your death, then the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death. During that twelve (12)-month period, your estate or heirs may exercise the vested portion of your Option.

In addition, if you die during the ninety (90)-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability, or Cause), and the vested portion of your Option has not yet been exercised, then the vested portion of your Option will instead expire at the close of business at Company headquarters on the date twelve (12) months after the date of your termination of Service. In such a case, during the period following your death up to the last day of the twelve (12)-month period that begins on the date of your termination of Service, your estate or heirs may exercise the vested portion of your Option.

Disability

If your Service terminates because of your Disability, then the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your termination for Disability.

Termination for Cause

If your Service is terminated for Cause, then you shall immediately forfeit all rights to your entire Option (both vested and unvested portions), and the Option shall immediately and automatically expire.

Forfeiture of Rights

You understand and agree that if the Company, acting through the Committee, determines that you engaged in Conduct Detrimental to the Company during your Service or during the one-year period following the termination of your Service, (i) the outstanding vested and unvested portions of your Option shall immediately and automatically expire; and (ii) if you have exercised any portion of the Option during the twelve (12)-month period prior to your actions, you will owe the Company a cash payment (or forfeiture of shares of Stock) in an amount determined as follows: (a) for any shares of Stock that you have sold prior to receiving notice of the foregoing termination from the Company, the amount will be the proceeds received from any and all sales of those shares of Stock, less the Option Price, and (b) for any shares of Stock that you still own, the amount will be the number of shares of Stock owned times the Fair Market Value of the shares of Stock on the date you receive such notice from the Company, less the Option Price (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company the shares or any other shares of Stock or making a cash payment or a combination of these methods as determined by the Company in its sole discretion). You understand and agree that the forfeiture and/or repayment under this Agreement is separate from and does not preclude the Company from seeking relief based on your conduct that constitutes Conduct Detrimental to the Company.

For purposes of this provision, “Conduct Detrimental to the Company” means:

(i)        You engage in serious misconduct, whether or not such serious misconduct is discovered by the Company prior to the termination of your Service;

(ii)       You breach your obligations to the Company or an Affiliate under any of your written agreements with the Company or an Affiliate; or

(iii)      You engage in Conflicting Activities (as defined below).

For purposes of this Agreement, “Conflicting Activities” means, without advance, express, written consent of the Company:

(i)        You work or perform services (including contract, consulting, or advisory services) for a Direct Competitor in any geographic area where the Company or an Affiliate materially conducts business, if your services are similar in any material way to the services you performed for the Company or an Affiliate in the twelve (12) months preceding the termination of your Service;

(ii)       Except for communications made on behalf of the Company or an Affiliate in the scope of your Service, you advise, assist, attempt to influence or otherwise induce or persuade (or assist any other person in advertising, attempting to influence or otherwise induce or persuade) any person employed by the Company or an Affiliate to end such employment with the Company or an Affiliate; or

(iii)      You solicit, divert, take away, or attempt to solicit, divert, or take away, directly or by assistance of others, any business from the Company’s clients or customers, including actively sought clients or customers, with whom you have or have had material contact during your Service for purposes of providing products or services that are competitive with those provided by the Company.

For purposes of this Agreement, the term “Direct Competitor” means any entity or other business concern that offers or plans to offer products or services that are materially competitive with any of the position, navigation, and/or timing products or services being manufactured, offered, marketed, or actively developed by the Company as of the date your Service ends.

You understand and agree that neither this provision nor any other provision of this Agreement prohibits you from engaging in Conflicting Activities but only requires the forfeiture and/or repayment as set forth herein if you engage in Conflicting Activities. If you desire to engage in Conflicting Activities, you agree to seek written consent from the Company prior to engaging in the Conflicting Activities. If you enter into any business, employment, or service relationship during your Service or within the twelve (12) months following the termination of your Service, you agree to provide the Company sufficient information regarding the relationship to enable the Company to determine whether that relationship constitutes Conflicting Activities. You agree to provide such information within five (5) business days after entering into the business, employment, or service relationship.

Notice of Exercise

The vested portion of your Option may be exercised, in whole or in part, to purchase a whole number of not less than one hundred (100) shares of Stock, unless the number of shares purchased is the total number available for purchase under the Option, by (i) giving written notice to the Company or its designee or agent, in such other form and manner and following such procedures as the Company may prescribe, of your intent to exercise and (ii) delivering to the Company or its designee or agent full payment for the shares of Stock as to which the Option is to be exercised. The notice must specify how many shares of Stock you wish to purchase and must also specify how your shares of Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship).

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you wish to exercise this Option in full or in part, you must include payment of the aggregate Option Price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

●          Cash or another cash equivalent acceptable to the Company.

●          Shares of Stock that are owned by you and that are surrendered to the Company, where the Fair Market Value of the shares as of the effective date of the Option exercise will be applied to the Option Price, provided further that accepting such shares of Stock will not result in any adverse accounting consequences to the Company, as the Committee may determine in its sole discretion.

●          By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option Price and any withholding taxes.

●          If permitted by the Committee, by withholding shares of Stock that would otherwise be issuable in an amount, determined based on the Fair Market Value of such shares as of the effective date of the Option exercise, equal to the Option Price.

Evidence of Issuance

The issuance of the shares upon exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, by (i) book-entry registration or (ii) issuance of one or more share certificates.

Withholding

You agree as a condition of this Agreement that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Stock acquired under this Option. In the event that the Company or any Affiliate, as applicable, determines that any federal, state, local, or foreign tax or withholding payment is required relating to the exercise of this Option or the sale of Stock arising from this Option, the Company or any Affiliate shall have the right, in the Committee’s discretion, to (i) require you to tender a cash payment, (ii) deduct the tax or withholding payment from payments of any kind otherwise due to you, (iii) permit or require you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), whereby you irrevocably elect to sell a portion of the shares of Stock to be delivered in connection with the exercise of the Option to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or any Affiliate, or (iv) withhold the delivery of vested shares of Stock otherwise deliverable under this Agreement to meet such obligations, provided that, to the extent required to avoid adverse accounting consequences to the Company, the shares of Stock so withheld will have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by Applicable Laws.

You agree that the Company or any Affiliate shall be entitled to use whatever method it may deem appropriate to recover such taxes. You further agree that the Company or any Affiliate may, as it reasonably considers necessary, amend or vary this Agreement to facilitate such recovery of taxes.

Transferability

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option. Other than by will or the laws of descent and distribution, the Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Option be made subject to execution, attachment, or similar process. If you attempt to do any of these things, you will immediately and automatically forfeit your Option.

Notwithstanding these restrictions on transfer, the Committee may authorize, in its sole discretion, the transfer of a vested Option (in whole or in part) to a member of your immediate family or a trust for the benefit of your immediate family.

Trading Restrictions

The Company may establish periods from time to time during which your ability to engage in transactions involving the Company's stock is subject to specific restrictions (“Restricted Periods”). Notwithstanding any other provisions herein, you may not exercise Options during an applicable Restricted Period unless such exercise is specifically permitted by the Company (in its sole discretion). You may be subject to a Restricted Period for any reason that the Company determines appropriate, including Restricted Periods generally applicable to employees or groups of employees or Restricted Periods applicable to you during an investigation of allegations of misconduct or Conduct Detrimental to the Company by you.

Stockholder Rights

You (and your estate or heirs) have no rights as a stockholder with respect to the shares of Stock underlying the Option unless and until the shares of Stock underlying the Option have been issued upon exercise of your Option and either a certificate evidencing your Stock has been issued or an appropriate entry has been made on the Company’s books. No adjustments to your Stock shall be made for dividends, distributions, or other rights on or with respect to the Stock generally if the applicable record date for any such dividend, distribution, or right occurs before your certificate is issued (or an appropriate book entry is made), except as described in the Plan. You may at any time obtain a copy of the prospectus related to your Award pursuant to this Agreement by accessing the prospectus at [Address].  Additionally, you may receive a paper copy of the prospectus free of charge from the Company by contacting [Contact], [Address], [Telephone Number], and [Email Address].

No Right to Continued Employment or Other Service

This Agreement and this Option do not give you the right to expectation of employment or other Service by, or to continue in the employment or other Service of, the Company or any Affiliate. Unless otherwise specified in a written employment or other written compensatory agreement between you and the Company or an Affiliate, the Company or any Affiliate, as applicable, reserves the right to terminate your employment or other Service relationship with the Company or an Affiliate at any time and for any reason.

Corporate Activity

Your Option shall be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity, consistent with Section 16 of the Plan.

Clawback

This Option is subject to mandatory repayment by you to the Company in the circumstances specified in the Plan, including to the extent you are or in the future become subject to any Company “clawback” or recoupment policy or Applicable Laws that require the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy or Applicable Laws.

Governing Law & Venue

You understand and agree that the Company is a Delaware corporation and that your Option may be part of a contemporaneous grant of many similar awards to individuals located in numerous jurisdictions. You agree that this Agreement and the Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, United States of America, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of any other jurisdiction.

The exclusive venue for any and all disputes arising out of or in connection with this Agreement shall be New Castle County, Delaware, United States of America, and the courts sitting exclusively in New Castle County, Delaware, United States of America shall have exclusive jurisdiction to adjudicate such disputes. Each party hereby expressly consents to the exercise of jurisdiction by such courts and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to such laying of venue (including the defense of inconvenient forum).

Compliance with Foreign Exchange Laws

Local foreign exchange laws may affect your Option or the vesting of your Option. You are responsible for obtaining any exchange control approval that may be required in connection with such events. Neither the Company nor any of its Affiliates will be responsible for obtaining such approvals or liable for the failure on your part to obtain or abide by such approvals. This statement does not constitute legal or tax advice upon which you should rely. You should consult with your personal legal and tax advisers to ensure your compliance with local laws. You agree to comply with all Applicable Laws and pay any and all applicable taxes associated with the grant, vesting, or exercise of this Option.

The Plan

The text of the Plan is incorporated into this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments, or negotiations concerning this Option are superseded, except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy

By accepting this Option, you consent to the collection, use, and transfer of personal data as described in this paragraph. You understand that the Company and its Affiliates hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or equivalent, salary, nationality, job title, ownership interests or directorships held in the Company or its Affiliates, and details of all equity awards or other entitlements to shares of Stock awarded, cancelled, exercised, vested, or unvested (“Data”). You further understand that the Company and its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration, and management of your participation in the Plan, and that the Company and any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan. You understand that these recipients may be located in the European Economic Area or elsewhere, such as the United States. You authorize them to receive, possess, use, retain, and transfer such Data as may be required for the administration of the Plan or the subsequent holding of shares of Stock on your behalf, in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan, including any requisite transfer to a broker or other third party with whom you may elect to deposit any shares of Stock acquired under the Plan. You understand that you may, at any time, view such Data or require any necessary amendments to the Data.

Notice Delivery	By accepting the Option, you agree that notices may be given to you in writing either at your home or mailing address as shown in the records of the Company or an Affiliate or by electronic transmission (including e-mail or reference to a website or other URL) sent to you through the normal process employed by the Company or the Affiliate, as applicable, for communicating electronically with its employees.

Code Section 409A

The grant of the Option under this Agreement is intended to comply with the “stock rights” exemption from Code Section 409A (“Section 409A”), and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance with Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, none of the Company, its Affiliates, the Board, or the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A, and none of the Company, its Affiliates, the Board, or the Committee will have any liability to you for such tax or penalty.

By accepting this Agreement, you agree to all of
the terms and conditions described above and in the Plan.